Exhibit 99.1

FROM:  P.A.M. TRANSPORTATION SERVICES, INC.
P.O. BOX 188
Tontitown, AR  72770
Robert W. Weaver
(479) 361-9111

                      P.A.M. TRANSPORTATION SERVICES, INC.
                    ANNOUNCES RESULTS FOR THE FOURTH QUARTER
                        AND YEAR ENDED DECEMBER 31, 2004

Tontitown,  Arkansas, February 8, 2005......P.A.M. Transportation Services, Inc.
(NASDAQ: PTSI) today reported net income of $1,829,955 or diluted and basic earnings per share of $.16 for the quarter ended December 31, 2004, and $10,655,684 or diluted and basic earnings per share of $.94 for the year ended December 31, 2004. These results compare to net income of $1,662,080 or diluted and basic earnings per share of $.15, and $11,490,725 or diluted earnings per share of $1.01 ($1.02 basic), respectively, for the quarter and year ended December 31, 2003.

Operating revenues excluding fuel surcharges were $77,508,358 for the fourth quarter of 2004, a 4.4% increase compared to $74,235,660 for the fourth quarter of 2003. Operating revenues excluding fuel surcharges for the year ended December 31, 2004 were $309,474,540, a 5.4% increase compared to $293,546,854 for the year ended December 31, 2003.

Robert W. Weaver, President of the Company, commented, "Earnings per share reflect a year over year improvement for the fourth quarter but were not what we had expected. There is however, evidence of continued positive change in our operating fundamentals in driver recruiting and retention, utilization, and revenue per mile.

The October driver pay increase and training incentive had a significant impact on both retention and recruitment. The student training program is running at full capacity. The driver recruiting department produced a net increase of 130 drivers in the fourth quarter. Driver wage increased three cents per mile, resulting in an approximate $1,000,000 after tax increase in driver wages for the quarter. Training cost increased significantly and is expected to benefit the Company in subsequent months.

Revenue per total mile climbed from $1.08 per mile in the fourth quarter of 2003 to $1.18 per mile in fourth quarter of 2004. The increase in the fourth quarter of 2004 as compared to the third quarter 2004 was approximately 3.5 cents. A portion of this increase was the result of efforts to pass along the driver pay increase to the customer base and did not immediately coincide with the increase in cost.

Fluctuations in fuel prices and the addition of new trucks utilizing the less efficient Federally mandated EGR engines caused our overall fuel expense to increase by 10.6% on a cost per mile basis. Fourth quarter 2003 cost per mile was 19.66 cents compared to a fourth quarter 2004 cost of 21.75 cents per mile.

We expect that our continued focus on driver recruiting, freight rates, and utilization will contribute to improved earnings."

P.A.M. Transportation Services, Inc. will be holding a live conference call with certain financial analysts to discuss the earnings release, the results of operations, and other matters on Wednesday, February 9, 2005 at 2:00 p.m. CDT (Please note that since the call will begin promptly at 2:00 p.m., you will need to join at least ten minutes prior to that time.)

The public will be able to listen and participate in the conference call telephonically by dialing (800) 310-1961. Please ask to be joined to the P.A.M. Transportation Services Fourth Quarter and Year End Earnings Release Conference call. An audio replay of the conference call will be posted on the Company's web site after the meeting (www.pamt.com/investing/audio.html). In order to listen to the replay, you will need an internet enabled PC capable of playing back MP3 audio files. The Company assumes no responsibility to update any information posted on its Web site.

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Certain information included in this document contains or may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, referred to from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

P.A.M. Transportation Services, Inc.
and Subsidiaries
Key Financial and Operating Statistics
(unaudited)
                                            Quarter ended                   Year ended
                                             December 31,                   December 31,
                                         2004           2003            2004           2003
                                         ----           ----            ----           ----
Revenue, before fuel surcharge       $77,508,358    $74,235,660     $309,474,540   $293,546,854
Fuel surcharge                         6,073,895      1,708,349       15,591,525      7,491,013
                                     -----------    -----------     ------------   ------------
                                      83,582,253     75,944,009      325,066,065    301,037,867
Operating expenses:
 Salaries, wages and benefits         31,310,630     29,982,569      119,408,631    119,350,229
 Operating supplies                   21,367,808     16,299,725       77,363,115     63,240,701
 Rent/purchased transportation         9,661,546      9,419,259       38,938,357     35,286,502
 Depreciation/amortization             7,482,216      7,407,085       30,016,355     26,601,345
 Operating taxes and licenses          3,823,854      3,819,610       15,488,051     14,709,700
 Insurance and claims                  4,078,880      3,279,678       15,819,670     13,499,513
 Communications and utilities            684,855        679,464        2,689,893      2,539,989
 Other                                 1,478,921      1,374,365        5,127,470      4,755,388
 Loss on disposition of equipment        331,263        326,426          915,102        368,239
                                     -----------    -----------     ------------   ------------
Total operating expenses              80,219,973     72,588,181      305,766,644    280,351,606

Operating income                       3,362,280      3,355,828       19,299,421     20,686,261

Other income/(expense):
 Interest expense                       (289,721)      (331,136)      (1,293,759)    (1,390,704)
                                     -----------    -----------     ------------   ------------
Total other income/(expense)            (289,721)      (331,136)      (1,293,759)    (1,390,704)
                                     -----------    -----------     ------------   ------------
Income before income taxes             3,072,559      3,024,692       18,005,662     19,295,557
Provision for income taxes             1,242,604      1,362,612        7,349,978      7,804,832
                                     -----------    -----------     ------------   ------------
Net income                           $ 1,829,955    $ 1,662,080     $ 10,655,684   $ 11,490,725
                                     ===========    ===========     ============   ============
Diluted earnings per share              $0.16          $0.15            $.94           $1.01
                                     ===========    ===========     ============   ============
Average shares o/s - Diluted          11,327,182     11,323,289       11,323,696     11,327,060
                                     ===========    ===========     ============   ============

                                            Quarter ended                   Year ended
                                             December 31,                   December 31,
Truckload Operations                     2004           2003            2004           2003
--------------------                     ----           ----            ----           ----
Total miles                           56,936,914     59,665,602      235,894,314    235,482,479
Empty miles factor                          4.70%          4.64%            4.74%          4.55%
Revenue per total mile,
  before fuel surcharge                    $1.18          $1.08            $1.13          $1.08
Total loads                               75,794         79,958          315,633        312,475
Revenue per truck per work day              $648           $595             $591           $567
Average company trucks                     1,766          1,789            1,762          1,723
Average owner operator trucks                 86            104               93            118

                                            Quarter ended                   Year ended
                                             December 31,                   December 31,
Logistics Operations                     2004           2003            2004           2003
--------------------                     ----           ----            ----           ----
Total revenue                        $10,252,275    $ 9,992,071      $41,966,665    $38,955,016
Operating income                        $408,606       $313,492       $1,817,197     $1,756,147

                                               As of
                                             December 31,
                                         2004           2003
                                         ----           ----
Long-Term Debt to
 Book Capitalization                    12.11%         14.56%

Shareholders' Equity                $168,611,462    $156,874,166